Amendment to

Amended and Restated

Investment Sub-Advisory Agreement Between

Jackson National Asset Management, LLC

and Mellon Investments Corporation

(originally, Mellon Capital Management Corporation)

This Amendment is made by and between Jackson National Asset Management, LLC, a Michigan limited liability company and registered investment adviser (the “Adviser”), and Mellon Investments Corporation (originally, Mellon Capital Management Corporation), a Delaware corporation and registered investment adviser (the “Sub-Adviser”).

Whereas, the Adviser and Sub-Adviser (the “Parties”) entered into an Amended and Restated Investment Sub-Advisory Agreement, effective as of the 1st day of December, 2012, as amended (the “Agreement”), whereby the Adviser appointed the Sub-Adviser to provide certain sub-investment advisory services to certain investment portfolios (each a “Fund,” and collectively, the “Funds”) of JNL Variable Fund LLC, as listed on Schedule A of the Agreement.

Whereas, pursuant to the Agreement, the Adviser agreed to pay the Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses.

Whereas, the Board of Managers of JNL Variable Fund LLC approved the following Fund mergers, and Fund name changes, effective June 24, 2019:

Fund Mergers:

1)	JNL/Mellon Capital JNL 5 Fund to merge into the JNL/RAFI® Multi-Factor U.S. Equity Fund of JNL Series Trust; and
2)	JNL/Mellon Capital S&P® SMid 60 Fund to merge into the JNL/RAFI® Fundamental U.S. Small Cap Fund of JNL Series Trust.

Fund Name Changes:

1)	JNL/Mellon Capital DowSM Index Fund change to JNL/Mellon DowSM Index Fund;
2)	JNL/Mellon Capital Telecommunications Sector Fund change to JNL/Mellon Communication Services Sector Fund;
3)	JNL/Mellon Capital Consumer Discretionary Sector Fund change to JNL/Mellon Consumer Discretionary Sector Fund;
4)	JNL/Mellon Capital Financial Sector Fund change to JNL/Mellon Financial Sector Fund;
5)	JNL/Mellon Capital Healthcare Sector Fund change to JNL/Mellon Healthcare Sector Fund;
6)	JNL/Mellon Capital Energy Sector Fund change to JNL/Mellon Energy Sector Fund;
7)	JNL/Mellon Capital Information Technology Sector Fund change to JNL/Mellon Information Technology Sector Fund;
8)	JNL/Mellon Capital MSCI World Index Fund change to JNL/Mellon MSCI World Index Fund; and
9)	JNL/Mellon Capital Nasdaq® 100 Index Fund change to JNL/Mellon Nasdaq® 100 Index Fund.

Whereas, the Parties have agreed to amend the Agreement, to remove the merged Funds, and to reflect the Fund name changes, effective June 24, 2019.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1)	Schedule A to the Agreement is hereby deleted and replaced, in its entirety, with Schedule A dated June 24, 2019, attached hereto.

2)	Schedule B to the Agreement is hereby deleted and replaced, in its entirety, with Schedule B dated June 24, 2019, attached hereto.

3)	Except as specifically amended hereby, the Agreement shall remain in full force and effect, in accordance with its terms.

4)	Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment, upon the terms and conditions hereof, and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

5)	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Parties have caused this Amendment to be executed, effective June 24, 2019.

Jackson National Asset Management, LLC		Mellon Investments Corporation (originally, Mellon Capital Management Corporation)

By:	/s/ Mark D. Nerud	By:	/s/ Rose Huening-Clark
Name:	Mark D. Nerud	Name:	Rose Huening-Clark
Title:	President and CEO	Title:	Managing Director

Schedule A

Dated June 24, 2019

Funds
JNL/Mellon DowSM Index Fund
JNL/Mellon MSCI World Index Fund
JNL/Mellon Nasdaq® 100 Index Fund
JNL/Mellon Communication Services Sector Fund
JNL/Mellon Consumer Discretionary Sector Fund
JNL/Mellon Financial Sector Fund
JNL/Mellon Healthcare Sector Fund
JNL/Mellon Energy Sector Fund
JNL/Mellon Information Technology Sector Fund

A-1

Schedule B

Dated June 24, 2019

(Compensation)

JNL/Mellon DowSM Index Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
$500 million to $2 billion	0.015%
Amounts over $2 billion	0.010%

JNL/Mellon MSCI World Index Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
$500 million to $2 billion	0.015%
Amounts over $2 billion	0.010%

JNL/Mellon Nasdaq® 100 Index Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
$500 million to $2 billion	0.015%
Amounts over $2 billion	0.010%

JNL/Mellon Communication Services Sector Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
$500 million to $2 billion	0.015%
Amounts over $2 billion	0.010%

JNL/Mellon Consumer Discretionary Sector Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
$500 million to $2 billion	0.015%
Amounts over $2 billion	0.010%

B-1

JNL/Mellon Financial Sector Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
$500 million to $2 billion	0.015%
Amounts over $2 billion	0.010%

JNL/Mellon Healthcare Sector Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
$500 million to $2 billion	0.015%
Amounts over $2 billion	0.010%

JNL/Mellon Energy Sector Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
$500 million to $2 billion	0.015%
Amounts over $2 billion	0.010%

JNL/Mellon Information Technology Sector Fund
Average Daily Net Assets	Annual Rate
$0 to $500 million	0.030%
$500 million to $2 billion	0.015%
Amounts over $2 billion	0.010%

B-2